EXHIBIT 2.7 TO FORM 8-K

                           RATIFICATION OF OBLIGATIONS

         This Ratification of Obligations ("Ratification") is made and entered into by Consumers Investment Company ("CIC") and Lenders Liquidation Centers, Inc. ("LLCI") for the benefit of AutoPrime, Inc. ("AutoPrime"), and is part of a transaction detailed in a certain Master Agreement of even date (the "Transaction").

                                    RECITALS:

         A. Prior to the date hereof, AutoPrime has extended credit to CIC and LLCI and has purchased a substantial number of retail installment contracts ("Contracts") subject to contractual obligations of CIC and LLCI to repurchase certain of those Contracts, if non-performing as required pursuant to those agreements by which CIC and LLCI acquired the Contracts.

         B. AutoPrime, CIC and LLCI are parties to the Transaction which realigns a number of the ownership and business relationships of and between the parties.

         C.       As an integral part of the  Transaction,  AutoPrime has agreed
                  (i) not to now pursue the collection of various obligations owed to it by CIC and LLCI and (ii) to continue, subject to AutoPrime's discretion and on a reduced level, an ongoing business relationship with CIC and LLCI.

                                   AGREEMENT:

         1. CIC hereby ratifies, acknowledges and agrees to pay on the later of (a) dates mutually agreed upon, or (b) as due, (i) each and all of those obligations owed by CIC to AutoPrime described on Exhibit A attached hereto and (ii) all other debts, liabilities, costs, expenses and other obligations shown on the books and records of AutoPrime, subject, as to sub-paragraph (ii) only, to all legal and equitable defenses available to CIC.

         2. LLCI hereby ratifies, acknowledges and agrees to pay on the later of (a) dates mutually agreed upon, or (b) as due, (i) each and all of those obligations owed by LLCI to AutoPrime described on Exhibit B attached hereto and (ii) all other debts, liabilities, costs, expenses and other obligations shown on the books and records of AutoPrime, subject, as to sub-paragraph (ii) only, to all legal and equitable defenses available to LLCI.

         3.       This  Agreement  is binding  upon the  parties  hereto,  their successors and assigns; may not be assigned in whole or in part without the prior written consent of AutoPrime; shall be construed under the laws of the State of Nevada; and, with respect to any disputes arising hereunder, shall be interpreted, construed and enforced only by a court of competent jurisdiction located in Dallas, Dallas County, Texas.

         4. If any party shall breach any provision of this Agreement, or fail to timely and promptly perform as required hereunder, the breaching party shall be liable to all other parties for all damages directly or indirectly arising from or related to such breach, including, as damages, all attorneys fees, costs and expenses paid or incurred by the non-breaching party(ies) in the protection, preservation or prosecution of any rights or benefits directly or indirectly arising under or related to this Agreement.

         Executed this 30th day of December, 1998

                                         CONSUMER INVESTMENT COMPANY

                                         By:/s/      William O. Merritt
                                            -------------------------------
                                                     William O. Merritt

                                         LENDERS LIQUIDATION CENTERS, INC.

                                         By:/s/      William O. Merritt
                                            -------------------------------
                                                     William O. Merritt




                                         APPROVED:

                                         AUTOPRIME, INC.

                                         By:/s/       Robert A. Baker
                                            ------------------------------
                                                      Robert A. Baker